Exhibit 99.1

April 17, 2026

Mr. Vincent S. Capone

1620 Grasshopper Lane

Lower Gwynedd, PA 19002

vincent.s.capone@gmail.com

Re: Employment Letter

Dear Mr. Capone:

Spectral MD, Inc. (the “Company”) is pleased to make an offer of employment to you on the terms set forth in this letter (the “Letter”), with a start date on February 9, 2026 (the “Effective Date”). The terms of your position with the Company are as set forth below.

1. POSITION. The Company will employ you as its “Chief Executive Officer” of the Company and its parent company, Spectral AI, Inc. (“Spectral AI”). You will report to the Board of Directors of Spectral AI. Subject to the approval of the Board of Directors and any requisite stockholder action, the Nominating Committee of the Board of Directors may nominate you to become a member of the Board of Directors of Spectral AI no later than in connection with the 2027 annual meeting of shareholders of Spectral AI (currently expected in May 2027). If nominated to the Board of Directors, you agree to accept such position and serve on the Board without additional compensation. You will be assigned various tasks and responsibilities from time to time on behalf of the Company and its affiliates and your job is to fully and timely execute these responsibilities. You agree to the best of your ability and experience that you will, at all times, loyally and conscientiously perform all of the duties and obligations required of and by the Company. You will also be expected to comply with the Company's policies and procedures in place from time to time. You will be invited to participate in any Executive Sessions of the Board of Directors upon the discretion of the Board.

2. COMPENSATION.

a. Salary. Your annual base salary for the first twelve months of employment will be FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Annual Salary”), payable according with the normal business practices of the Company. Currently, payroll for employees is paid on the 3rd and 20th of each month.

b. Discretionary Bonus. In consideration for providing services hereunder, you shall be eligible (but not guaranteed) to receive an annual discretionary bonus which will be paid as an annual bonus each year of your employment, commencing in 2026, of up to 100% of your Annual Salary, which, among other things, will be based upon your achievement of certain milestones and performance goals as specified by the Board from time to time as more full set forth on Exhibit A hereto. In no event shall the annual bonus amount be less than TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00), which shall be paid within 10 business days after the Company’s Form 10-K is filed with the SEC. The determination regarding your achievement of these milestones and goals will be determined by the Board of Directors in its sole and absolute discretion.

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

c. Retirement Plan. You will continue to participate in the Company’s 401(k) Plan (the “Plan”) and the Company will continue to match your contributions dollar-for-dollar for up to 6% of your annual base salary. The Company reserves the right to terminate or amend the Plan from time to time in its discretion without liability to you.

d. RSU Grant. Subject to the approval of the Board of Directors, you will be entitled to receive a grant of restricted stock units (the “Grant”) to acquire 200,000 common shares of Spectral AI in addition to the stock option grants previously provided to you. The Grant will vest and become exercisable on a time-based vesting schedule with (a) 50% of the shares vesting on April 1, 2026, and (b) 50% of the shares vesting on April 1, 2027. All options and restricted stock units shall vest upon consummation of a change in control. The Grant is subject to the terms of the Grant documentation which you will execute in connection with the Grant and the Company Option Plan or any successor plan, copies of which will be made available to you (the “Plan Documents”). The Plan Documents have been provided to you.

e. Exit Bonus. The Company anticipates that its Board of Directors will approve, as soon as reasonably practicable, an executive team exit bonus plan in which you and select other executives will participate in that will be structured to reward the executive team in the event of the consummation of the sale of the Company. This bonus plan will be in lieu of any “pay to stay” or similar arrangements.

3. EMPLOYEE BENEFITS. The Company will continue to provide you with the opportunity to participate in the standard Company benefits plans currently available to other employees, subject to any eligibility requirements imposed by such plans, including a health care plan. The benefit plans are subject to modification from time to time without notice to you.

4. PAID TIME OFF (TIME BANK). You will continue to participate in the Company Time Bank, under which you will accrue 10 hours a month to be used in lieu of sick or vacation time. This is the equivalent of 15 days annually. In addition, you shall be entitled to all U.S. federal holidays as vacation days. The program allows for up to 120 hours to be carried over each year.

5. CONFIDENTIAL INFORMATION AND OUTSIDE ACTIVITIES. The previously executed CNC Agreement by and between the Company and you will remain in full force and effect.

6. “AT-WILL” EMPLOYMENT. Employment with the Company is for no specific period of time. Your employment with the Company is and will continue to be “at-will,” and nothing in this Letter shall be construed as any agreement, express or implied, to employ you for any stated term. This means that either you or the Company may terminate your employment relationship at any time, and for any reason or no reason whatsoever. You will not be entitled to notice, payment or any other compensation upon your termination (other than the compensation due to you for the period from your most recent paycheck through the date of termination and as otherwise expressly agreed to herein). Whilst your job duties, title, compensation and benefits as well as the Company's personnel policies and procedures may change from time to time, the “at-will” nature of your employment cannot be changed or retracted, either orally or in writing, or by any policy or conduct, except by an express written document stating that your employment is no longer at-will, which is approved by the Board of Directors.

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

7. ADDITIONAL INFORMATION. This Letter (including the previously exercised CNC Agreement) is the entire agreement between you and the Company. The Company reserves the right to modify or amend the terms of your employment at any time for any reason and any such modification or amendments shall be by express written agreement signed by you and the Chairman of the Board. Any contrary representations, whether oral, written or implied, which have been made to you with respect to the matters described in this Letter, are superseded by this Letter. This Letter will be governed by the laws of the State of Texas, without regard to conflict of laws principles and provisions. Any dispute relating to this Letter shall be exclusively resolved in a court of law sitting in Dallas, Texas.

8. CONFIDENTIAL NATURE OF LETTER. This offer and the terms included in this Letter are confidential and can only be disclosed by you to your immediate family and to your legal and financial advisers. The Company is permitted to freely disclose the terms of this offer and the terms of your employment. If the offer terms are acceptable to you – after reading this Letter, carefully considering the terms, and, if needed, discussing these terms with your legal and financial advisers – please sign in the space below and return a copy to the Company. This Letter will then govern the relationship between you and the Company.

9. TERMINATION.

(a). If the Employment Period is terminated by the Company without Cause or by the Executive with Good Reason, then, in addition to the “Final Compensation” (as defined below), for a period of twelve (12) months following the effective date of termination, Executive shall be entitled to (i) continue to receive Executive’s then-current Annual Salary; (ii) continue to participate in group medical and dental plans for Company employees to the extent permitted under applicable law and, subject to any employee contribution applicable from time to time, the Company shall continue to contribute to the premium cost of Executive’s participation in the Company’s group medical and dental plans as set forth in this Agreement, provided that Executive is entitled to continue such participation under applicable law and plan terms; (iii) have all unvested stock options, stock grants and any other deferred compensation previously granted to Executive become fully vested and (iv) have his exercise period for his options extended through the one-year anniversary of the effective date of termination of employment. In addition, the Company shall pay Executive any discretionary bonus accrued and unpaid. The Company’s obligation to provide Executive severance pay and benefits and the vesting of any unvested stock options, stock grants, and any other deferred compensation as set forth above, is conditioned on Executive executing and delivering to the Company a release of claims acceptable to the Company and such release not having been revoked or breached by the Executive.

The then-current Annual Salary to which Executive may become entitled under this Section 9(a) shall be payable in accordance with the normal payroll practices of the Company and will begin at the Company’s next regular payroll period which is at least five business days following the later of the effective date of the release of claims or the date the release is executed and delivered by Executive. Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period, except as specifically provided for in this Agreement, the Company’s employee benefit plans or as otherwise expressly provided for in any other agreement between the parties or as required by applicable law. For purposes of this Agreement, “Final Compensation” means (i) any Base Salary earned but not paid during the final payroll period of Executive’s employment through the date of termination, and (ii) any business expenses incurred by Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within fifteen (15) days of the date of termination and that such expenses are reimbursable under Company policy.

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

(b). If the Employment Period terminates due to Executive’s death or Disability, in addition to the Final Compensation, the Company shall pay Executive (or, as applicable, Executive’s estate) (i) any bonus compensation otherwise payable pursuant to Section 2 for the fiscal year preceding that in which termination occurs that is unpaid on the date of termination; (ii) and all unvested stock options or other grants granted to Executive become vested. The Company’s obligation to provide Executive such payments and the vesting of any unvested stock options or other grants as set forth in the preceding sentence, is conditioned on Executive or a duly authorized representative of Executive’s estate executing and delivering to the Company a release of claims acceptable to the Company and such release becoming effective, and only so long as Executive has not revoked or breached the provisions of the release or breached the provisions of any non-compete, non-disclosure obligations of the Executive to the Company entered into at the time of employment by Executive.

(c). If the Employment Period terminates for any reason other than by the Company without Cause, by Executive for Good Reason, or due to Executive’s death or Disability, Executive shall only be entitled to Final Compensation and shall not be entitled to any other salary, bonus, compensation or benefits thereafter, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

(d). Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). The Company may offset any amounts the Executive owes to the Company against any amounts the Company owes Executive hereunder, subject to Section 409A of the Internal Revenue Code of 1986, as amended.

(e). For purposes of this Agreement, “Cause” shall mean with respect to Executive one or more of the following: (i) Executive’s willful failure to perform Executive’s duties (other than any such failure resulting from illness, temporary absence, legal incapacity due to Disability), after reasonable written notice of such failure and an opportunity to correct such failure within thirty (30) days, if correctable; (ii) Executive’s willful failure to follow reasonable and lawful directives of the Board, after reasonable notice of such failure and an opportunity to remedy or cure such conduct within thirty (30) days, if curable; (iii) Executive’s conduct which the Board in its good faith discretion determines would cause the Company or any of its subsidiaries substantial public disgrace or disrepute or substantial economic harm; (iv) Executive’s conviction of an offense involving moral turpitude or any felony; (v) Executive’s breach of any material fiduciary duty with respect to the Company which causes the Company demonstrable and material financial harm; (vi) Executive’s gross negligence or willful misconduct with respect to the Company resulting in material and demonstrable financeable harm to the Company; or (vii) Executive’s material breach of this Agreement, after reasonable notice of such breach and an opportunity to cure such breach within ten (10) business days, if curable. No event or conduct shall constitute Cause for termination unless the Company exercises its right to terminate Executive’s employment within 180 days of the discovery by the Company of the occurrence of the underlying event constituting Cause.

(f). For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform the essential duties, responsibilities and functions of Executive’s position with the Company for a period of 90 consecutive days or for a total of 120 days during any 12-month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company or if providing such accommodations would be unreasonable, all as determined by the Board in its reasonable good faith judgment. If any question shall arise as to whether during any period Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of Executive’s duties and responsibilities hereunder, Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom Executive has no reasonable objection to determine whether Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such a question arise and Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on Executive.

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

(g). For the purposes of this Agreement, “Good Reason” shall mean the occurrence of one or more of the following without Executive’s written consent: (i) the Company reduces the amount of the Base Salary, excluding an identical percentage reduction of the Base Salary conducted as part of a similar reduction applicable to all officers of the Company, (ii) the Company changes Executive’s primary place of work to a location that is more than seventy-five (75) miles from Executive’s present primary place of work, (iii) the Company changes Executive’s title or otherwise reduces Executive’s responsibilities in a manner which is materially inconsistent with the positions Executive holds (including, without limitation, a change in reporting structure such that Executive no longer reports to the Board), or (iv) the Company materially breaches this Agreement; provided, however, that no event described in clause (i), (ii), (iii), or (iv) will constitute Good Reason unless (X) Executive has given the Company written notice of the Good Reason objection, setting forth the conduct of the Company that is alleged to constitute Good Reason, within thirty (30) days after the occurrence of such conduct, (Y) Executives has provided the Company with thirty (30) days following the date on which such notice is provided to cure such conduct, and the Company has failed to do so, and (Z) Executive has provided notice of resignation within fourteen (14) days of the lapse of the cure period. Failing such cure, a termination of employment by Executive for Good Reason would be effective on the date the Company receives the notice of resignation.

10. SECTION 409A.

a. Notwithstanding any provision of this Letter to the contrary, all provisions of this Letter are intended to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”), and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or be exempt therefrom and shall be construed and administered in accordance with such intent. Any payments under this Letter that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of your employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.

b. To the extent that any right to reimbursement of expenses or payment of any benefit in kind under this Letter constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of your taxable year following the taxable year in which such expense was incurred, (ii) the right to reimbursement or in kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period in which the arrangement is in effect.

c. Notwithstanding any provision in this Letter to the contrary, if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if your receipt of such payment or benefit is not delayed until the earlier of (i) the date of your death or (ii) the date that is six (6) months after the termination of your employment from the Company (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to you (or your estate, if applicable) until the Section 409A Payment Date.

d. To the extent that the aggregate amount of the installments of the Severance Pay that would otherwise be paid pursuant to Section 8(f) after March 15 of the calendar year following the calendar year in which the termination of your employment occurs (the “Applicable March 15”) exceeds the maximum exemption amount under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A), then such excess shall be paid to you in a lump sum on the Applicable March 15 (or the first business day preceding the Applicable March 15 if the Applicable March 15 is not a business day) and the installments of the Severance Pay payable after the Applicable March 15 shall be reduced by such excess (beginning with the installment first payable after the Applicable March 15 and continuing with the next succeeding installment until the aggregate reduction equals such excess).

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

I look forward to continuing working with you. Sincerely,

/s/ J. Michael DiMaio

John Michael DiMaio, MD

Chairman of the Board

Spectral AI, Inc.

Accepted by:

Vincent S. Capone

Signature:

/s/ Vincent S. Capone

Date: April 17, 2026

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com

Exhibit A

Discretionary Bonus Award

2515 McKinney Ave., Suite 1000

Dallas, TX 75201

972-499-4934

www.spectral-ai.com